AMENDED AND RESTATED
BY-LAWS OF
KEY TRONIC CORPORATION
AS OF NOVEMBER 25, 2024

ARTICLE I.
Name of Corporation
The name of this Corporation is: KEY TRONIC CORPORATION

ARTICLE II.
Shareholders
Section 1. Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held at such date and time as fixed each year by the Board of Directors not more than thirteen (13) months after the last previous annual meeting of the shareholders to elect a Board of Directors and transact other business brought before the meeting. In the event that such annual meeting is omitted by oversight or otherwise on the date herein provided for, the Directors shall cause a meeting in lieu thereof to be held as soon thereafter as conveniently may be possible, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the annual meeting. If an annual meeting has not been called and held within six (6) months after the time designated for such meeting, any shareholder or shareholders who in the aggregate own ten percent (10%) or more of the Corporation’s issued and outstanding stock may make written application therefor to the Secretary or an Assistant Secretary. Such subsequent meeting shall be called in the same manner as provided for the annual shareholders’ meeting.
Section 2. Special Meeting. Except as otherwise provided by law, special meetings of shareholders of the Corporation shall be held whenever called by the President or by a majority of the Board of Directors or whenever one or more shareholders who are entitled to vote and who hold at least ten percent (10%) of the capital stock issued and outstanding shall make written application therefor to the Secretary or an Assistant Secretary stating the time, place and purpose of the meeting called for, including the information required for business to properly be brought by a shareholder before a meeting of shareholders as set forth in Article I, Section 11 of these By-Laws.

Section 3. Place of Meetings. All meetings of shareholders shall be held at the offices of the Corporation in Spokane, Washington, if no other designation is made, or at such places within or without the State of Washington as determined by the Board of Directors.
Section 4. Notice. Notice of each shareholders’ meeting stating the time and place and, in case of a special meeting, the purpose for which such meeting is called, shall be given by the Secretary or an Assistant Secretary when called for as provided herein not less than ten (10) (unless a greater period of notice is required by law in a particular case), nor more than sixty (60) days prior to the date of the meeting, to each shareholder of record entitled to vote, by personal delivery, mail or, with consent, by electronic transmission. If mailed, such notice shall be directed to the shareholder at the address as it appears in the records of the Corporation and shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at the address as provided above, with postage thereon prepaid.
Section 5. Waiver of Notice. Whenever any notice is required to be given by these By-Laws, or the Articles of Incorporation of this Corporation, or any of the corporation laws of the State of Washington, a waiver thereof in writing, signed by the person or persons entitled to such notice whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance at a shareholders’ meeting, either in person or by proxy, of a person entitled to notice, shall constitute a waiver of notice of the meeting, unless such person attends for the express purpose of objecting to the transaction of business on the ground that the meeting was not lawfully called or convened.
Section 6. Quorum. Except as hereinafter provided and as otherwise provided by law, at any properly called meeting of the shareholders, a majority in interest of all the capital stock issued and outstanding represented by shareholders of record in person or by proxy, shall constitute a quorum. At a duly organized meeting; shareholders present can continue to do business until adjournment even though enough shareholders withdraw to leave less than a quorum. When a quorum is present at any meeting, a majority in interest of the stock represented thereat shall decide any question brought before such meeting, unless the question is one upon which by express provision of law or of the Articles of Incorporation or of these By-Laws a larger or different vote is required, in which case such express provision shall govern and control the decision of such question.
Section 7. Proxy and Voting. Shareholders of record may vote at any meeting either in person or by proxy executed in writing by the shareholder or its duly authorized attorney-in-fact, which shall be filed with the Secretary of the meeting before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless the shareholder executing it shall have specified therein the length of time it is to continue in force, which shall be for some limited period. Subject to the provisions of the laws of the State of Washington, and unless otherwise provided in the Articles of Incorporation, each shareholder shall be entitled to one vote for every share of stock held by such shareholder. All stock votes shall be counted by an inspector or inspectors appointed for the purpose by the presiding officer or the Board of Directors.

Section 8. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof.
Section 9. Adjournments. Any meeting of shareholders may be adjourned. Notice of the adjourned meeting or of the business to be transacted there shall, other than by announcement at the meeting at which the adjournment is taken, not be necessary. At an adjournment at which a quorum is present or represented, any business may be transacted which could have been transacted at the meeting originally called.
Section 10. Remote Communication. Meetings of the shareholders may be effectuated by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at such meeting.
Section 11. Advance Notice of Shareholder Proposals. For any business to be properly brought by a shareholder before the annual meeting or any special meeting, the shareholder must have given timely notice thereof in writing to the Secretary in proper form, and such business must otherwise be a proper matter for action by the shareholders.
(a)To be timely, a shareholder’s notice shall be received by the Secretary at the principal executive offices of the Corporation (i) with respect to an annual meeting, not earlier than the one hundred and twentieth (120th) day and not later than the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting or (ii) with respect to a special meeting, not later than the tenth (10th) day following the day on which public announcement of the date of the meeting is first made by the Corporation. In no event shall any adjournment or postponement of a meeting, or the public announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above.
(b)To be in proper form, a shareholder’s notice must set forth:
(1)For all proposals of business and for nominations for election to the Board of Directors, (A) a description of the business desired to be brought before the meeting and the reasons therefor, (B) the name and address of such shareholder, as they appear on the Corporation’s stock ledger, (C) the class, series and number of all shares of stock of the Corporation which are owned beneficially or of record by such shareholder, (D) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, and (E) a representation that such shareholder intends to appear in person or by proxy at the meeting to bring such business before the meeting; and
(2)For nominations for election to the Board of Directors, (A) the name, age, business address and residence address of the nominee, (B) the class, series and number of all shares of stock of the Corporation which are owned beneficially or of record by such nominee, (C) fully completed questionnaires regarding such nominee, as provided by the Secretary at the written request of the shareholder giving notice of the nomination (including any questionnaire that the Corporation determines is advisable to assess whether a nominee will satisfy any qualifications or requirements imposed by any law, rule, regulation or listing standard applicable to the Corporation) and (D) any other information relating to both the nominee and the shareholder giving notice of the nomination that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder. Such notice shall be accompanied by a written consent of the nominee to being named as nominee and to serve as a Director if elected.
(c)Upon request by the Secretary or the Board of Directors, any shareholder proposing business or a nominee for election as a Director shall provide, within five business days of delivery of such request, written verification, satisfactory in the discretion of the Board of Directors, to demonstrate the completeness and/or accuracy of any information submitted by the shareholder pursuant to this Section 11. If information submitted pursuant to this Section 11 by any shareholder shall be or at any time become incomplete or materially inaccurate, such information may be deemed not to be in proper form in accordance with this Section 11. The obligation to verify, update or supplement the information set forth in this Section 11 shall not limit the Corporation’s rights with respect to any deficiencies in any shareholder’s notice, extend any applicable deadlines under these By-Laws or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding any matters, business and/or resolutions proposed to be brought before the applicable meeting of shareholders or to submit any new nominees proposed to be elected at a meeting of shareholders. Only such proposals made, or such individuals who are nominated, in accordance with the procedures set forth in this Section 11 shall be eligible to be brought before the meeting of shareholders or be eligible for election by shareholders as Directors, as applicable.
(d)Except as otherwise provided by law, the Board of Directors or the chair presiding over the meeting shall have the power to determine whether such business or proposal was made or proposed in accordance with the procedures set forth in this Section and, if any business or proposal is not in compliance with this Section 11, to declare that such business or proposal is defective. Notwithstanding the foregoing provisions, unless otherwise required by law, if the shareholder does not appear at the meeting of shareholders to present its business, proposal or nomination, such business, proposal or nomination shall be disregarded, notwithstanding that the business, proposal or nominee is included in a proxy statement, notice of meeting or other proxy materials for any meeting of shareholders and notwithstanding that proxies or votes may have been received by the Corporation.
(e)A shareholder shall also comply with all applicable requirements of state law and the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect the right of a shareholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

ARTICLE III.
Board of Directors
Section 1. Number, Tenure, Election, and Qualifications. The business affairs and property of the Corporation shall be managed by a Board of not less than five (5) Directors, a majority of whom shall be “Independent Directors” as defined in the Listing Rules of The Nasdaq Stock Market, as shall be determined, from time to time, by the Board of Directors.
Unless otherwise specified in these By-Laws, each Director shall serve until the next Annual Meeting of the Shareholders and until a successor is duly elected and qualified. Directors need not be shareholders in the Corporation. Directors shall have reached the age of majority.
Nomination for the election of Directors may only be made by the Board of Directors or by any shareholder entitled to vote for the election of Directors. Any shareholder nominations for the election of a Director shall be made by notice that complies with the provisions set forth in Article II, Section 11 of these By-Laws for such nominations to be properly brought before such meeting.
Section 2. Powers of Directors. The Board of Directors shall have the entire management of the business of the Corporation. In the management and control of the property, business and affairs of the Corporation, the Board of Directors is hereby vested with all the power possessed by the Corporation itself so far as this delegation of authority is not inconsistent with the laws of the State of Washington, with the Articles of Incorporation of the Corporation, or with these By-Laws. Such powers shall include, but not be limited to, the power to increase the number of members of the Board of Directors and to fill any vacancies on such Board, as hereinafter provided, and to generally make, alter, or repeal these By-Laws. The Board of Directors shall also have power to determine what constitutes net earnings, profits, and surplus, respectively, what amount shall be reserved for working capital and for any other purposes, and what amount shall be declared as dividends, and such determination by the Board of Directors shall be final and conclusive.
Section 3. Annual and Regular Meetings. The annual meeting of the Board of Directors shall be held without other notice than this Bylaw the same day, and at the same place, as the annual meeting of shareholders or as soon as possible thereafter for the purpose of electing the officers of the Corporation for the upcoming year and transacting other business. Regular meetings of the Board of Directors shall be held at such places, and at such times as the Board by vote may determine, and, if so determined, no notice thereof need be given.
Section 4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place whenever called by the President or two Directors, notice thereof being given to each Director by the Secretary, or an Assistant Secretary or an officer calling the meeting, or any time without formal notice provided all Directors are present or those not present shall at any time waive or have waived notice thereof.
Section 5. Notice. Notice of special meetings, stating the time and place thereof, shall be given by mailing the same to each Director at such Director’s residence or business address at least two (2) days before the meeting, or by delivering the same to such Director personally or by electronic transmission to such Director’s residence or business address not later than the day before the day on which the meeting is to be held, unless, in case of emergency, the Chair of the Board of Directors or the President shall prescribe a shorter notice to be given personally or by telephone or electronic transmission to each Director at such Director’s residence or business address. If mailed, such notice shall be deemed to be delivered when deposited in the United states mail, so addressed, with postage thereon prepaid.
Section 6. Waiver of Notice. A Director may waive in writing notice of a special meeting of the Board either before or after the meeting; and such Director’s waiver shall be deemed to be equivalent of giving notice. Attendance of a Director at a meeting shall constitute waiver of notice of that meeting unless such Director attends for the express purpose of objecting to the transaction of business because the meeting has not been lawfully called or convened.
Section 7. Remote Communication. Meetings of the Board of Directors or any committee designated by the Board of Directors may be effectuated by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at such meetings.
Section 8. Quorum of Directors. A majority of the members of the Board of Directors as constituted for the time being shall constitute a quorum for the transaction of business. When a quorum is present at any properly called meeting, a majority of the members present thereat shall decide any question brought before such meeting, except as otherwise provided by law or by these By-Laws.
Section 9. Adjournment. Any meeting of the board of Directors may be adjourned. Notice of the adjourned meeting or of the business to be transacted there, other than by announcement at the meeting of which the adjournment is taken, shall not be necessary. At an adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting as originally called.
Section 10. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors.
Section 11. Resignation and Removal. Any Director of the Corporation may resign at any time by giving written notice to the Corporation, to the Board of Directors, or to the Chair of the Board, or to the President or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or if the time be not specified therein, upon its acceptance by the Board of Directors.
Section 12. Vacancies and Increases in Board. If the office of any Director becomes vacant by reason of death, resignation, removal, disqualification, or otherwise, the Directors may, by the affirmative vote of the majority of the remaining directors, though less than a quorum, choose a successor or successors who shall hold office for the unexpired term. Vacancies in the Board of Directors may be filled for the unexpired term by the shareholders at a meeting called for that purpose, unless such vacancies shall have been filled by the Directors.

Vacancies resulting from an increase in the number of Directors may be filled in the same manner.
The Board of Directors is authorized to increase the number of persons to comprise the Board of Directors in any period between annual shareholders meetings by the affirmative vote of the majority of the Directors; provided, however, that without the unanimous consent of all Directors the number of Directors to comprise the Board of Directors shall not be increased by more than six (6) persons within any twelve (12) month period.
Section 13. Compensation. By resolution of the Board of Directors, each Director may be paid such Director’s expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated compensation as director, or a fixed sum for attendance at each meeting of the Board of Directors, or both, as shall be fixed by a resolution of the Board. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.
Section 14. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such Director’s dissent shall be entered in the minutes of the meeting or unless such Director shall file a written dissent to such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.
Section 15. Committees. The Board of Directors, by resolution adopted by a majority of the Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to exercise all the authority of the Board of Directors, except that no such committee shall have the authority to:
(1)declare dividends or distributions, except at a rate or in periodic amount determined by the Board of Directors;
(2)approve or recommend to shareholders actions or proposals required by this title to be approved by shareholders;
(3)fill vacancies on the Board of Directors or any committee thereof;
(4)amend the By-Laws;
(5)authorize or approve the reacquisition of shares unless pursuant to general formula or method specified by the Board of Directors;
(6)fix compensation of any Director for serving on the Board of Directors or on any committee;
(7)approve a plan of merger, consolidation, or exchange of shares not requiring shareholder approval;
(8)reduce earned or capital surplus;
(9)appoint other committees of the Board of Directors or the members thereof; or
(10)act for the Board of Directors in considering or approving any business combinations as defined in the Articles of Incorporation.

ARTICLE IV.
Officers
Section 1. Positions. The officers of this Corporation shall be a President, who shall be a Director, a Secretary and a Treasurer. The Board of Directors in its discretion may elect a Chair of the Board of Directors, who, when present, shall preside at all meetings of the Board of Directors, and who shall have such other powers as the Board shall prescribe.
Section 2. Eligibility of Officers. The President and the Chair of the Board of Directors need not be shareholders, but shall be Directors of the Corporation. The Secretary, Treasurer and such other officers as may be elected or appointed need not be shareholders or Directors of the Corporation. Any two or more offices may be held by the same person, except the offices of President and Secretary; provided, however, if all of the issued and outstanding shares of stock of the Corporation are owned of record by one shareholder, one person may hold all or any combination of offices.
Section 3. Additional Officers and Agents. The Board of Directors, at its discretion, or the President may appoint one or more Vice-Presidents, one or more assistant treasurers, and one or more assistant secretaries, registrars and transfer agents for the securities issued by the Corporation, and such other officers or agents as they may deem advisable, and prescribe the duties thereof.
Section 4. Election and Term of Office. The Board of Directors shall elect the Chief Executive Officer, the President, the Secretary and the Treasurer. Each officer shall hold office until such officer’s successor shall have been duly elected and shall have qualified or until such officer’s death or until such officer shall resign or shall have been removed in the manner hereafter provided.
Section 5. Chief Executive Officer. The Chief Executive Officer of the Corporation shall be responsible for the general management of the Company and shall perform such other duties as the Board of Directors shall designate. When the Chair of the Board is not present, the Chief Executive Officer shall preside at all meetings of the shareholders and shall, among other duties, determine the order of business, all procedures related to the meeting, including but not limited to the manner of voting and the conduct of business, and when the Chair of the Board is not present, shall preside at all meetings of the Board of Directors.
Section 6. President. The President shall serve at the pleasure of the Board of Directors, is responsible for the day to day management of the Corporation and shall perform such other duties as the Board of Directors shall designate. The President or Vice Presidents, unless some other person is specifically authorized by resolution of the Board of Directors, may sign all certificates of stock, bonds, deeds, mortgages, extension agreements, modification of mortgage agreements, leases and contracts of the Corporation.
Section 7. Vice Presidents. In the absence of the President or in the event of the President’s death, inability or refusal to act, the Vice President (or in the event that there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors or in the absence of any designation, then in the order of their original election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation and shall perform such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.
Section 8. Secretary. The Secretary shall keep accurate minutes of all meetings of the shareholders, the Board of Directors, and Committees, and shall perform all the duties required of him or her by these By-Laws and those commonly incident to the office, and shall perform such other duties and have such other powers as the Board of Directors shall designated. The secretary may, together with the President or a Vice-President, sign certificates of stock of the Corporation. In the Secretary’s absence at any meeting, an Assistant Secretary or a secretary pro tempore shall perform his or her duties thereat. The Secretary, any Assistant Secretary, and any secretary pro tempore shall be sworn to the faithful discharge of their duties.
Section 9. Treasurer. The Treasurer, the Treasurer’s agent, or such other person or persons as authorized by the Board of Directors shall have the care and custody of the money, funds, valuable papers, and documents of the Corporation (other than his or her own bond, if any, which shall be in the custody of the officers not holding the position of Treasurer), and shall have exercise, under the supervision of the Board of Directors, all the powers and duties commonly incident to the office, and shall give bond in such form and with sureties as shall be required by the Board of Directors. Said person shall deposit all funds of the Corporation in such bank or banks, trust company or trust companies, or with such firm or firms, doing a banking business, as the Directors may designate. Said person may endorse for deposit or collection all checks and notes payable to the Corporation or its order, may accept drafts on behalf of the corporation, and together with the President or a Vice President may sign certificates of stock. Said person shall keep accurate books of account of the Corporations’ transactions which shall be the property of the Corporation, and, together with all its property in his or her possession, shall be subject at all times to the inspection and control of the Board of Directors.
All checks, drafts, notes, or other obligations for the payment of money shall be signed by such officer or officers or agents as the Board of Directors shall by general or special resolutions direct. The Board of Directors may also in its discretion require, by general or special resolution, that checks, drafts, notes, and other obligations for the payment of money shall be countersigned or registered as a condition to their validity by such officer or officers or agent or agents as shall be directed in such resolution.
Section 10. Compensation. The Chief Executive Officer serves at the pleasure of the Board and shall provide his or her recommendations for executive officer compensation to the Compensation and Administration Committee of the Board of Directors. The Compensation and Administration Committee shall review the recommendations of the Chief Executive Officer and upon the Committee’s approval of executive officer compensation, the Committee shall make its recommendations for executive officer compensation to the Board of Directors. The Board of Directors shall have the final authority to and shall establish executive officer compensation, other than executive officer compensation delegated to a committee of the Board of Directors. After review of the recommendations of the Compensation and Administration Committee, the Board of Directors shall have the authority to establish their own compensation. No officer shall be prevented from receiving any compensation by reason of also being a Director of the Corporation.
Section 11. Resignation or Removals. Subject to any contractual obligations, any officer of the Corporation may resign at any time by giving written notice to the Corporation, to the Board of Directors, or to the Chair of the Board, or to the President or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified therein, upon its acceptance by the Board of Directors.
The Board of Directors, by vote of not less than a majority of the entire Board, or the President, may remove from office any officer or agent elected or appointed by the Board of Directors. The removal shall be without prejudice to the contract rights, if any, of the persons so removed.
Section 12. Vacancies. If the office of any officer or agent becomes vacant by reason of death, resignation, removal, disqualification, or otherwise, the Directors may, by the affirmative vote of a majority of the remaining directors, though less than a quorum, choose a successor or successors who shall hold office for the unexpired term.

ARTICLE V.
Certificates of Shares and Their Transfer
Section 1. Certificates of Shares. Certificates representing shares of the capital stock of the Corporation shall be in such form as may be prescribed by the Board of Directors and the laws of the State of Washington. Such certificates shall be signed by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or one of its employees.
Share of capital stock of the Corporation may be issued in uncertificated form, evidenced by a book-entry system maintained by the registrar of such stock.
Section 2. Transfer of Stock. Shares of stock represented by certificates may be transferred by delivery of the certificate accompanied by either an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign, and transfer the same on the books of the Corporation, signed by the person appearing by the certificate to be the owner of the shares represented thereby, and shall be transferable on the books of the Corporation upon surrender thereof so assigned or endorsed. The person registered on the books of the Corporation as the owner of any shares of stock shall be entitled to all the rights of ownership with respect to such shares. It shall be the duty of every shareholder to notify the Corporation of its post office address.

Section 3. Loss of Certificates. In case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board of Directors shall prescribe.
Section 4. Record Dates. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as to the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date at which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.
Section 5. Voting Record. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete record of the shareholders entitled to vote at such meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall presumptively determine the identity and shareholdings of those persons entitled to vote at the meeting. Such records shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof, and, for any purpose germane to the meeting, for not less than ten (10) days prior to the meeting.

ARTICLE VI.
Indemnification
Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director or officer of the corporation or, that being or having been such a Director or officer or an employee of the corporation, he or she is or was serving at the request of the Corporation, as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an “indemnitee”), whether the basis of a proceeding is alleged action in an official capacity as such a Director, officer, employee or agent or in any other capacity while serving as such a Director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the full extent permitted by applicable law as then in effect, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that no indemnification shall be provided to any such indemnitee if the Corporation is prohibited by the nonexclusive provisions of the Washington Business Corporation Act or other applicable law as then in effect from paying such indemnification; and provided, further, that except as provided in Section 2 of this Article with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if a proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in this Section l shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”). Any advancement of expenses shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section l and (1) upon delivery to the Corporation of a written affirmation (hereinafter an “affirmation”) by the indemnitee of his or her good faith belief that such indemnitee has met the standard of conduct necessary for indemnification by the Corporation pursuant to this Article or (2) upon such determination (hereinafter a “determination”) as may be permitted or required by the Washington Business Corporation Act or other applicable law.
Section 2. Right of Indemnitee to Bring Suit. If a claim under Section 1 of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part, in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking and affirmation or determination have been tendered to or made by the Corporation) and thereafter the Corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled. Neither the failure of the Corporation (including the Board, independent legal counsel or the shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances nor an actual determination by the corporation (including the Board, independent legal counsel or the shareholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.
Section 3. Nonexclusivity of Rights. The right to indemnification and the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or By-Laws of the Corporation, general or specific action of the Board, contract or otherwise.

Section 4. Insurance, Contracts and Funding. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The corporation may enter into contracts with any Director, officer, employee or agent of the Corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.
Section 5. Indemnification of Employees and Agents of the Corporation. The Corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees and agents of the corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of Directors and officers of the corporation or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act or otherwise.
Section 6. Persons Serving Other Entities. Any person who is or was a Director, officer or employee of the corporation who is or was serving as a Director or officer of another corporation of which a majority of the shares entitled to vote in the election of its Directors is held by the Corporation shall be deemed to be so serving at the request of the Corporation and entitled to indemnification and advancement of expenses under Section 1 of this Article.

ARTICLE VII.
Seal
The seal of this Corporation shall consist of a flat-faced circular die with the following words and figures cut or engraved thereon:
KEY TRONIC CORPORATION
Corporate Seal, Washington

ARTICLE VIII.
Fiscal Year
The fiscal year of the Corporation shall end on the last Saturday nearest to the 30th day of June of each year, or as otherwise determined by the Board of Directors.

ARTICLE IX.
Amendments
The By-Laws may be amended, repealed or altered, in whole or in part, by the vote of a majority of the Board of Directors at any annual meeting or special meeting. The Board of Directors may adopt, alter, amend, or repeal such By-Laws as shall be necessary for the regulation and management of the affairs of the Corporation and which shall be consistent with the laws of the State of Washington and the Articles of Incorporation.

ARTICLE X.
Special Corporate Acts
Section 1. Execution of Written Instruments. Contracts, deeds, documents, and instruments shall be executed by the President or any Vice-President unless the President or Board of Directors shall, in a particular situation, designate another procedure for execution.
Section 2. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.
Section 3. Voting Shares Held in Other Corporations. In the absence of other arrangements by the Board of Directors, shares of stock issued by any other corporation and owned or controlled by this Corporation, may be voted at any shareholders’ meeting of the other corporation by the President of this Corporation, or, if he or she is not present at the meeting, by a Vice-President of this Corporation; and in the event neither the President nor a Vice-President is to be present at a meeting, the shares may be voted by such person as the President and Secretary of the Corporation shall, by duly executed proxy, designate to represent the corporation at the meeting.